UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 18, 2009

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

        By action taken as of September 18, 2009, the Board of Directors of Harley-Davidson, Inc. (the “Company”) elected Mr. John A. Olin to serve as Senior Vice President and Chief Financial Officer of the Company. Mr. Olin had been serving as the Company’s Acting Chief Financial Officer since April 30, 2009.

        Mr. Olin has served as Vice President and Controller of Harley-Davidson Motor Company (the “Motor Company”) since he joined the Motor Company in 2003. Before joining the Motor Company, Mr. Olin served for 12 years in various financial roles at Kraft Foods, Oscar Mayer Foods and Miller Brewing Company, including his responsibilities as controller of Kraft Foods’ cheese division. Prior thereto, he held positions with financial services and specialized consulting firms including Ernst & Whinney (now Ernst & Young). Mr. Olin is a Certified Public Accountant.

        The Company has offered to enter into standard forms of a Severance Benefits Agreement and a Transition Agreement with Mr. Olin effective as of September 18, 2009. The Severance Benefits Agreement provides for certain benefits in the event of a termination of employment by the Company other than for cause. Mr. Olin is already a party to a similar form of Severance Benefits Agreement with the Motor Company, which the Company has filed with the Securities and Exchange Commission. The Transition Agreement becomes effective upon a change of control of the Company (as defined in the Transition Agreement). It provides for certain benefits upon the termination of Mr. Olin’s employment following a change of control. These agreements are the same as agreements the Company has offered to the Company’s Chief Executive Officer.

        In addition, Mr. Olin will receive a grant of options to purchase 30,000 shares of the Company’s common stock under the Company’s 2009 Incentive Stock Plan, which grant will be effective on or after October 19, 2009. The terms of the grant will be those reflected in the Company’s standard form of option agreement. Finally, Mr. Olin will participate in the 2009 Corporate Short Term Incentive Plan (“STIP”) and Leadership STIP with a total target STIP opportunity of 60% of his base salary and a maximum payout of 120% of his base salary, with his 2009 payout prorated based on the effective date of his promotion.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: September 24, 2009	By: /s/ Tonit M. Calaway Tonit M. Calaway Assistant Secretary